                                                                    EXHIBIT 10.7


                                ESCROW AGREEMENT
                                ----------------
PriVest Bank
3200 Bristol Street
Costa Mesa, CA 92626
Attention:  ____________________

                  Re:      G REIT, Inc.
                           ------------
Ladies and Gentlemen:

          G REIT, Inc., a Virginia corporation (the "Company"), will issue in a public offering (the "Offering") its common stock (the "Stock") pursuant to a Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission. NNN Capital Corp., a California corporation (the "Dealer Manager"), will act as dealer manager for the offering of the Stock. The Company is entering into this agreement with you to set forth the terms on which you, as Escrow Agent, will hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (i) subscriptions from nonaffiliates of the Company have been received for Stock, resulting in total minimum capital raised of $1,000,000 (the "Required Capital"); (ii) in the case of subscriptions received from residents of Pennsylvania ("Pennsylvania Investors"), the Company has received subscriptions for Stock resulting in total minimum capital raised of $20,000,000, not including subscriptions from Pennsylvania Investors (the "Pennsylvania Required Capital"); and (iii) in the case of subscriptions received from residents of Oregon ("Oregon Investors"), the Company has received subscriptions for Stock resulting in total minimum capital raised of $20,000,000, not including subscriptions from Oregon Investors (the "Oregon Required Capital").

          Based upon your representation and warranty that you are, and at all times during the term of this agreement will be, deemed a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, the Company hereby appoints you as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

   1. Persons subscribing to purchase the Stock will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, or money orders (hereinafter called "instruments of payment") payable to the order of, or funds wired in favor of, "PriVest Bank, as Escrow Agent." Any checks received made payable to a party other than the Escrow Agent shall be returned to the soliciting dealer who submitted the check. Within one
(1) business day after receipt of instruments of payment from the Offering, the Dealer Manager will send to you: (a) each subscriber's name, address, number of shares purchased, and purchase price remitted, and (b) the instruments of payment from such subscribers, for deposit by you into an interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF G REIT, INC." (the "Escrow Account"), which deposit shall occur within one (1) business day after you receive such materials. Instruments of payment and wired funds received from Pennsylvania Investors (as identified as such by the Company) shall be placed in a separate interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF PENNSYLVANIA INVESTORS" (the "Pennsylvania Escrow Account"). Instruments of payment and wired funds received from Oregon Investors (as identified as such by the Company) shall be placed in a separate interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF OREGON INVESTORS" (the "Oregon Escrow Account"). Each of the Escrow Account, Pennsylvania Escrow Account, and Oregon Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7(a).

     2. You agree to promptly process for collection the instruments of payment upon deposit into either the Escrow Account, the Pennsylvania Escrow Account, or the Oregon Escrow Account. You will hold the deposited funds in the Escrow Account, the Pennsylvania Escrow Account, and the Oregon Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. If any of the instruments of payment are returned to you for nonpayment prior to receipt by you of the Required Capital or, in connection with subscriptions from Pennsylvania Investors, the Pennsylvania Required Capital or, in connection with subscriptions from Oregon Investors, the Oregon Required Capital, you shall promptly notify the Dealer Manager and the Company in writing of such nonpayment, and you are authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the Oregon Escrow Account, as applicable, in the amount of such return payment as well as any interest earned on the amount of such payment.

     3. (a) Subject to the provisions of subparagraphs 3(b)-3(e) below:

            (i) once you have received and collected subscription proceeds in the Escrow Account in collected funds an amount equal to or greater than the Required Capital, you shall promptly notify the Company and, upon receiving written instruction from the Company, (A) disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the subscribers any interest thereon calculated pursuant to the provisions of paragraph 7. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent have cleared normal banking channels and are in the form of cash. Following such disbursements, the Escrow Account shall close and thereafter you shall forward directly to the Company upon receipt by you any subscription documents and instruments of payment received by you from subscribers other than Pennsylvania Investors and Oregon Investors.

            (ii) after the closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward to you instruments of payment and subscriber information received from Pennsylvania Investors for deposit into the Pennsylvania Escrow Account until such time as the Company notifies you in writing that total subscription proceeds (not including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Upon your receipt of a written notice from the Company that total subscription proceeds (not including the amount then in the Pennsylvania Escrow Account) equalling or exceeding the Pennsylvania Required Capital have been received in collected funds, you shall (A) disburse to the Company, by check or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Pennsylvania Investors any interest thereon calculated pursuant to the provisions of paragraph 7. Following such disbursements, the Pennsylvania Escrow Account will close and thereafter you shall forward directly to the Company upon receipt by you any subscription documents and instruments of payment received by you.

            (iii) after the closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward to you instruments of payment and subscriber information received from Oregon Investors for deposit into the Oregon Escrow Account until such time as the Company notifies you in writing that total subscription proceeds (not including the amount then in the Oregon Escrow Account) equal or exceed the Oregon Required Capital. Upon your receipt of a written notice from the Company that total subscription proceeds (not including the amount then in the Oregon Escrow Account) equalling or exceeding the Oregon Required Capital have been received in collected funds, you shall (A) disburse to the Company, by check or wire transfer, the funds then in the Oregon Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Oregon Investors any interest thereon calculated pursuant to the provisions of paragraph 7. Following such disbursements, the Oregon Escrow Account will close and thereafter you shall forward directly to the Company upon receipt by you any subscription documents and instruments of payment received by you.

        (b) If, at the close of business on __________ ___, 200__ (the "Expiration Date") you are not in receipt of evidence of subscriptions accepted on or before such date, and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Stock providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified you are affiliated with the Company or its affiliates), you shall promptly so notify the Company. Thereafter, you agree to request an executed IRS Form W-9 from each subscriber within ten (10) calendar days after you provide such notice. On the tenth (10th) day following the date of your receipt of the notice, you shall promptly return directly to each subscriber by your check the collected funds deposited in the Escrow Account, the Pennsylvania Escrow Account, and the Oregon

Escrow Account on behalf of such subscriber (unless earlier disbursed in accordance with paragraph 3(c) below), or shall return the instruments of payment delivered to you if such instruments have not been processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 7 for each subscriber at the address given to you by the Dealer Manager or the Company. In the event an executed Form W-9 is not received by you from each subscriber within such period, you shall thereupon remit an amount to the subscribers in accordance with the provisions hereof, withholding thirty-one percent (31%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to those subscribers not furnishing executed forms in accordance with IRS Regulations. However, you shall not be required to remit any payments until funds represented by such payments have been collected by you.

         (c) Notwithstanding subparagraphs 3(a) and 3(b) above, if you are not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify you of the commencement date of the Offering) (the "Initial Escrow Period"), and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Stock providing for total purchase proceeds (from all sources other than Pennsylvania Investors) that equal or exceed the Pennsylvania Required Capital, you shall promptly so notify the Company. Thereafter, the Company shall send to each Pennsylvania Investor by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification in the form of Exhibit A. If, pursuant to such
                                     ---------
notification, a Pennsylvania Investor requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the "Request Period"), you agree to request an executed IRS Form W-9 from each such Pennsylvania Investor within ten (10) calendar days after you receive such notice from such Pennsylvania Investor. You shall promptly return directly to each Pennsylvania Investor by your check the collected funds deposited in the Pennsylvania Escrow Account on behalf of each Pennsylvania Investor, or shall return the instruments of payment delivered to you if such instruments have not been processed for collection prior to such time, at the address given to you by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7 for each subscriber. If an executed Form W-9 is not received by you from such Pennsylvania Investor within such period, you shall thereupon remit an amount to such Pennsylvania Investor in accordance with the provisions hereof, withholding thirty-one percent (31%) of any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such Pennsylvania Investor not furnishing executed forms in accordance with IRS Regulations. However, you shall not be required to remit any payments until funds represented by such payments have been collected by you.

         (d) The subscription funds of Pennsylvania Investors who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (each, a "Successive Escrow Period"), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total collected funds that equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Investors in accordance with the provisions hereof.

     (e) If the Company rejects any subscription for which you have already collected funds, you shall, upon the written request of the Company, promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which you have not yet collected funds but have submitted the subscriber's check for collection, you shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after you have cleared such funds. If you have not yet submitted a rejected subscriber's check for collection, you shall promptly remit the subscriber's check directly to the subscriber.

     4. You shall report to the Company weekly the account balances in each of the Escrow Account, the Pennsylvania Escrow Account, and the Oregon Escrow Account and the activity in each account since the last report.

     5. Prior to the disbursement of funds deposited in the Escrow Account , the Pennsylvania Escrow Account, or the Oregon Escrow Account in accordance with the provisions of paragraph 3 hereof, you shall invest all of the funds deposited in the Escrow Account, the Pennsylvania Escrow Account, and the Oregon Escrow Account in "Short-Term Investments" (as defined below) in compliance with SEC Rule 15c2-4 and you are further authorized and you agree to reinvest all earnings and interest derived therefrom in Short-Term Investments specified below. In the event that instruments of payment are returned to you for nonpayment, you are authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the Oregon Escrow Account, as applicable, in accordance with paragraph 2 hereof.

        "Short-Term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of American International
Bank) which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested.

     The following securities are not permissible investments:

     (a)      money market mutual funds;
     (b)      corporate equity or debt securities;
     (c)      repurchase agreements;
     (d)      bankers' acceptances;
     (e)      commercial paper; and
     (f)      municipal securities.

     6. You are entitled to rely upon written instructions you receive from the Company, unless you have actual knowledge that such instructions are not valid or genuine; provided that, if in your opinion, any instructions from the Company are unclear, you may request clarification from the Company prior to taking any action and if such instructions continue to be unclear, you may rely upon written instructions from the Company's legal counsel in distributing or continuing to hold any funds. However, you shall not be required to disburse any funds attributable to instruments of payment which have not been collected by you, provided you shall use your best efforts to promptly collect such funds after your receipt of disbursement instructions from the Company and shall disburse such funds in compliance with the disbursement instructions from the Company.

     7. If the Offering terminates prior to receipt of the Required Capital or one or more Pennsylvania Investors elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income"), the Pennsylvania Escrow Account (the "Pennsylvania Escrow Income"), and the Oregon Escrow Account (the "Oregon Escrow Income") shall be remitted to subscribers in accordance with paragraph 3 and without any deductions for escrow expenses. Each subscriber's pro rata portion of Escrow Income, Pennsylvania Escrow Income, or Oregon Escrow Income shall be determined as follows: the total amount of Escrow Income (or Pennsylvania Escrow Income or Oregon Escrow Income, as appropriate) shall be multiplied by a fraction, (i) the numerator of which is determined by multiplying the number of shares of Stock purchased by said subscriber times the number of days said subscriber's proceeds are held in the Escrow Account, the Pennsylvania Escrow Account, or the Oregon Escrow Account, as applicable, prior to the date of disbursement, and (ii) the denominator of which is the total of the numerators for all such subscribers in such account. The Company shall reimburse the Escrow Agent for all escrow expenses. You shall remit all such Escrow Income, Pennsylvania Escrow Income, and Oregon Escrow Income in accordance with paragraph 3.

     8. As compensation for serving as Escrow Agent hereunder, you shall receive a fee, as set forth in Schedule A attached hereto.
                       ----------

     9. In performing any of your duties hereunder, you shall not incur any liability to anyone for any damages, losses, or expenses, except for your willful misconduct, breach of trust, or gross negligence. Accordingly, you shall not incur any such liability with respect to any action taken or omitted (a) in good faith upon advice of your counsel given with respect to any questions relating to your duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which you shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

     10. The Company hereby agrees to indemnify and hold you harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable attorneys' fees and disbursements, that may be imposed on you or incurred by you in connection with your acceptance of appointment as the Escrow Agent hereunder, or the performance of your duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities, and expenses result from your willful misconduct, breach of trust, or gross negligence.

     11. In the event of a dispute between the parties hereto sufficient in your discretion to justify doing so, you shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in your hands under this Agreement, together with such legal pleadings as you deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to your duties hereunder, you may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and you shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as you shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive you of your compensation earned prior to such filing.

     12. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

         (a)      if to the Company:

                  G REIT, Inc.
                  1551 N. Tustin Avenue, Suite 650
                  Santa Ana, California  92705
                  fax:     (714) 667-6860
                  Attn.:  Anthony W. Thompson, President

         (b)      if to the Dealer Manager:

                  NNN Capital Corp.
                  1551 N. Tustin Avenue, Suite 650
                  Santa Ana, California  92705
                  fax:     (714) 667-6860
                  Attn.:  Talle A. Voorhies

         (c)      if to you:

                  PriVest Bank
                  3200 Bristol Street
                  Costa Mesa, CA 92626
                  fax:     _________________
                  Attn.:  _________________

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

     13. This Agreement shall be governed by the laws of the State of California as to both interpretation and performance without regard to the conflict of laws rules thereof.

     14. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

     15. The Company and the Dealer Manager hereby acknowledge that you are serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that you, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed, or passed upon the merits of the Stock or the Company, nor shall they use your name in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that you have agreed to serve as Escrow Agent for the limited purposes herein set forth.

     16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

     17. Except as otherwise required for subscription funds received from Pennsylvania Investors and Oregon Investors as provided herein, in the event that you receive instruments of payment (or wired funds) after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, you are hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of said funds into a deposit account or to forward such funds directly to the Company, in other case directed by the Company shall be a full acquittance to you and you shall not be responsible for the application of said funds thereafter.

     18. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

     19. Indemnification provisions set forth herein shall survive the termination of this Agreement.

     20. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to subscribers pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

     21. The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions.

     22. This Agreement shall not be modified, revoked, released, or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

          If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by providing written notice to the Company and until (a) the acceptance by a successor escrow agent as shall be appointed by the Company; or (b) thirty (30) days after such written notice has been given, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

     23. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

     24. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

                            [Signature page follows]

Agreed to as of the ____ day of ________________, ______.


                     G REIT, INC.

                     By:  _______________________________________________
                     Name:   ____________________________________________
                     Title: _____________________________________________


                     NNN CAPITAL CORP.

                     By: _______________________________________________
                     Name:  ____________________________________________
                     Title: ____________________________________________


The terms and conditions contained above are hereby accepted and agreed to by:

PRIVEST BANK

By:      ____________________________________

Name:    ____________________________________
Title:   ____________________________________

                                    EXHIBIT A


                   [Form of Notice to Pennsylvania Investors]

         You have tendered a subscription to purchase shares of common stock of G REIT, Inc. (the "Company"). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $20,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania subscribers may request that their subscription be returned.

         If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

         If you wish to terminate your subscription for the Company's common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, PriVest Bank, at the address below.



-----------------------------


         I hereby terminate my prior subscription to purchase shares of common stock of G REIT, Inc. and request the return of my subscription funds. I certify to G REIT, Inc. that I am a resident of Pennsylvania.



                              ---------------------------------------------
                              Signature

                              Name:
                                   ---------------------------------------
                                   (please print)

Date
    -------------------------


Please send the subscription refund to:

--------------------------------------
--------------------------------------
--------------------------------------

                                  SCHEDULE A TO
                              ESCROW AGREEMENT FOR
                                  G REIT, INC.

                        Schedule of Fees - Escrow Agency
                                  PriVest Bank


Administration Fee - Payable Annually ..............................$__________
Commencing on the date of this Agreement and on the same day of each year thereafter.

For costs incurred in connection with returned checks ..............$__________
                                                             per returned check

Charges for refunding subscription proceeds if the Required Capital, the Pennsylvania Required Capital, or the Oregon Required Capital are not met will be negotiated between the parties.

Charges for filing reports or information as may be required by Internal Revenue Service regulations or for the performance of any services not contemplated at the time of opening account, or not of a routine administrative nature, or not specifically covered in this schedule, will be negotiated between the parties.

Actual out-of-pocket expenses such as attorneys fees, cost of special checks, postage, insurance, telephone, telegraph, etc., will be billed at cost.